UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2020
ZAGG INC
(Exact name of registrant as specified in its charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
(Address of principal executive offices, including zip code)
(801) 263-0699
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.001 par value	ZAGG	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
EXPLANATORY NOTE
On December 10, 2020, ZAGG Inc, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Zephyr Parent, Inc., a Delaware corporation (“Parent”) and Zephyr Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Employee Stock Purchase Plan
In accordance with the terms of the Merger Agreement, following the completion of the offering period ended on December 31, 2020, the Company’s Employee Stock Purchase Plan was terminated.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: January 4, 2021	/s/ TAYLOR D. SMITH
Taylor D. Smith
Chief Financial Officer
(Principal financial and accounting officer)